UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia	125124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On September 1, 2010, each of our principal network subsidiaries, Closed Joint Stock Company “CTC Network”, Closed Joint Stock Company “Novy Kanal” (Domashny Network) and Closed Joint Stock Company “TV Darial” (DTV Network), signed Supplemental Termination Agreements with our advertising sales house, Closed Joint Stock Company “Company TSV” (Video International Group). Pursuant to these Supplemental Termination Agreements, the parties have agreed to terminate their respective current agency contracts covering the sales of television advertising, effective as of January 1, 2011.

The parties intend to enter into new agreements providing for continuing cooperation between the parties from January 1, 2011.  CTC Media anticipates that these new agreements will provide for the licensing by CTC Media group companies of specialized advertising sales software from Video International Group, and for the provision of technical support and accompanying consultancy services by Video International Group.

The form of Supplemental Termination Agreement between Closed Joint Stock Company “CTC Network” and Closed Joint Stock Company “Company TSV” (Video International Group) is filed herewith as Exhibit 99.1, and is hereby incorporated herein by reference.  The Supplemental Termination Agreements with each of Closed Joint Stock Company “Novy Kanal” (Domashny Network) and Closed Joint Stock Company “TV Darial” (DTV Network) are in identical form.

Item 9.01.                  Financial Statements and Exhibits

(d)    Exhibits

99.1	Supplemental Termination Agreement between Closed Joint Stock Company “CTC Network” and Closed Joint Stock Company “Company TSV” (Video International Group) dated as of September 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: September 1, 2010	By:	/s/ BORIS PODOLSKY
		Name:	Boris Podolsky
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Supplemental Termination Agreement between Closed Joint Stock Company “CTC Network” and Closed Joint Stock Company “Company TSV” (Video International Group) dated as of September 1, 2010.